Switch Announces Second Quarter 2019 Financial Results
Revenue of $111.6 million, Net Income of $4.6 million, and Adjusted EBITDA of $58.5 million

LAS VEGAS, NV — August 7, 2019 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter ended June 30, 2019.

“Switch continued its strong business momentum in the second quarter, again delivering solid new bookings and strong performance on both the top and bottom lines,” said Rob Roy, CEO, chairman and founder of Switch. “In this quarter, we continued to make key additions to our enterprise sales team, architected a unique solution for a Tier 1 global cloud provider, and expanded our land portfolio in Las Vegas, laying the foundation for our next several years of growth at The Core Campus and beyond.”

Second Quarter 2019 Financial Results

•	Total revenue of $111.6 million, compared to $102.2 million for the same quarter in 2018, an increase of 9.2%.

•
Operating income of $20.7 million, compared to $15.8 million for the same quarter last year, an increase of 30.5%. Operating income in the second quarter of 2019 includes the impact of $7.4 million in equity-based compensation expense compared to $8.2 million in the same quarter of 2018. Operating income in the second quarter of 2019 also included $4.1 million in additional depreciation from assets placed into service.

•
Net income of $4.6 million, compared to $9.5 million for the same quarter in 2018. Net income in the second quarter of 2019 includes the impact of an $8.8 million loss on interest rate swaps, equating to $0.03 per diluted share.

•
Adjusted EBITDA of $58.5 million, compared to $50.3 million for the same quarter in 2018, an increase of 16.3%. Adjusted EBITDA margin of 52.4%, compared to 49.2% for the same quarter in 2018, an increase of 320 basis points.

•	Capital expenditures of $54.2 million, compared to $99.4 million for the same quarter in 2018, a decrease of 45.5%.

•	Total signed contract value of $81 million, representing annualized revenue of $24 million at full deployment.

“We are pleased to again deliver strong quarterly results as we continue to build toward our long-term strategic goals; most notably our vision to build the largest, most sustainable, and most highly connected multi-cloud campus ecosystems in the industry,” said Thomas Morton, president of Switch. “Our combined year-to-date signed contract value of $250 million reinforces confidence in our future growth outlook.”

“Our second quarter results reflect favorable execution on several fronts,” said Gabe Nacht, CFO of Switch. “Through second quarter, the company’s financial performance has exceeded initial expectations, resulting in an increase to our 2019 guidance for revenue and Adjusted EBITDA.”

Balance Sheet and Liquidity
As of June 30, 2019, Switch’s total debt outstanding, including capital lease obligations, net of cash and cash equivalents was $543.3 million, resulting in a net debt to second quarter 2019 annualized Adjusted EBITDA(1) ratio of 2.3x. As of June 30, 2019, Switch had liquidity of $560.2 million, including cash and cash equivalents and availability under its revolving line of credit.
________________________________________
(1)    Annualized Adjusted EBITDA is calculated as second quarter 2019 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the second quarter totaled $54.2 million. Maintenance capital expenditures were $1.5 million for the second quarter of 2019, compared to $1.0 million in the same period last year. This increase is primarily due to the investment in additional core network equipment. Growth capital expenditures were $52.7 million for the second quarter of 2019, compared to $98.4 million in the same period last year. During the second quarter of 2019, Switch invested (i) $16.5 million in The Core Campus on its LAS VEGAS 10 and LAS VEGAS 11 facilities; (ii) $9.5 million in The Citadel Campus for additional power and cooling infrastructure as well as construction costs for a new sector, which we expect will be open in the fourth quarter of 2019; (iii) $4.4 million for additional expansion in The Pyramid Campus; and (iv) $23.7 million in The Keep Campus, which remains on track to open in the fourth quarter of 2019.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.0294 per share of Switch’s Class A common stock. The dividend will be payable on August 30, 2019 to all stockholders of record as of the close of business on August 19, 2019. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0294 per common unit.

Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights

•	Signed a 4.5 megawatt agreement with a Tier 1 global cloud service provider, totaling more than $38 million of committed contract value.

•	Executed a multi-year expansion with a leader in automated payment solutions, generating approximately $5 million in incremental contract value.

•	Added a major aerospace and defense contractor in The Core Campus with a three-year colocation agreement totaling approximately $5 million in contract value.

•
Secured land rights for additional parcels totaling approximately 80 acres, a portion of which is under a long-term land lease, materially expanding the footprint of The Core Campus and ensuring our ability to scale in the years to come.

2019 Guidance
Switch is increasing its full year guidance as follows:

•	Total revenue in the range of $442 million to $448 million, representing 9.6% growth at the midpoint.

•	Adjusted EBITDA in the range of $223 million to $229 million, representing 12.0% growth at the midpoint with a margin of 50.8%.

•	Capital expenditures unchanged, in the range of $210 million to $260 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2019 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income, depreciation, impairment charges, gains or losses on retirement of debt, gains or losses on interest rate swaps, and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculation of Adjusted EBITDA.

Upcoming Conferences and Events
Switch management will participate in the following investor conferences:

•	Goldman Sachs 28th Annual Communacopia Conference on September 17, 2019 in New York, NY.

•	Wells Fargo TMT Summit on December 2-4, 2019 in Las Vegas, NV.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on August 7, 2019. Parties in the United States and Canada can access the call by dialing 800-367-2403, using conference code 5303783. International parties can access the call by dialing 334-777-6978, using conference code 5303783.

The webcast will be accessible on Switch’s investor relations website at https://investors.switch.com for one year. A telephonic replay of the conference call will be available through Wednesday, August 14, 2019. To access the replay, parties in the United States and Canada should call 888-203-1112 and enter conference code 5303783. International parties should call 719-457-0820 and enter conference code 5303783.

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, net debt and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines net debt as total debt outstanding, including capital lease obligations, net of cash and cash equivalents. Switch defines net debt to annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate our net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing our ability to pursue business opportunities and investments.
The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-

GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.
Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making.
For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net Income to Adjusted EBITDA” table in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or

“continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Switch’s expectations regarding its future growth outlook, Switch’s expectations regarding building toward its long-term strategic goals, including building the largest, most sustainable and most highly connected multi-cloud campus ecosystems in the industry, Switch’s anticipated operating results and capital expenditures for the year ending December 31, 2019, Switch’s expectations regarding key transactions closed during the second quarter and its pipeline for the remainder of 2019, Switch’s anticipated timing for the opening of The Keep Campus and a new sector at The Citadel Campus, expectations regarding future declarations of dividends and cash distributions, and expectations regarding anticipated capital investment in infrastructure across the four Prime campus locations. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) our ability to successfully implement our business strategies and effectively manage our growth and expansion plans; (ii) delays or unexpected costs in development and opening of data center facilities; (iii) any slowdown in demand for our existing data center resources; (iv) our ability to attract new customers, realize the anticipated benefits of our new contracts and achieve sufficient customer demand to realize future expected returns on our investments; (v) our ability to effectively compete in the data center market; (vi) our ability to license space in our existing data centers; (vii) the geographic concentration of our data centers in certain markets; (viii) local economic, credit and market conditions that impact our customers in these markets; (ix) the impact of delays or disruptions in third-party network connectivity; (x) developments in the technology and data center industries in general that negatively impact us, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xi) our ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xii) our ability to obtain necessary capital to fund our capital requirements and our ability to continue to comply with covenants and terms in our credit instruments; (xiii) fluctuations in interest rates and increased operating costs, including power costs; (xiv) significant disruptions, security breaches, including cyber security breaches, or system failures at any of our data center facilities; (xv) loss of significant customers or key personnel; (xvi) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact our business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2018 and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the

Investors section of Switch’s website at https://investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch

POWERING THE FUTURE OF THE CONNECTED WORLD®

Switch (NYSE: SWCH), the technology infrastructure corporation headquartered in Las Vegas, Nevada is built on the intelligent and sustainable growth of the internet. Switch founder and CEO Rob Roy has developed more than 500 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solution ecosystems.

The Switch PRIMES located in Las Vegas and Tahoe-Reno, Nevada; Grand Rapids, Michigan; and Atlanta, Georgia are the world’s highest-rated hyperscale data center campus ecosystems with low latency to major U.S. markets. The Switch PRIMES are located in the most cost-effective area of each North American zone based on power, connectivity, taxes, cost of living and lower risk of natural disasters. Visit switch.com for more information.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,169	$81,560
Accounts receivable, net of allowance of $331 and $426, respectively	14,259	17,654
Prepaid expenses	4,500	6,781
Other current assets	2,359	2,332
Total current assets	81,287	108,327
Property and equipment, net	1,346,348	1,302,770
Long-term deposit	4,085	3,333
Deferred income taxes	75,054	28,550
Other assets	18,103	17,050
TOTAL ASSETS	$1,524,877	$1,460,030

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$6,000	$6,000
Accounts payable	23,842	20,501
Accrued salaries and benefits	9,897	5,258
Accrued expenses	12,049	9,778
Accrued construction payables	11,620	12,729
Deferred revenue, current portion	10,598	10,800
Customer deposits	10,062	9,962
Total current liabilities	84,068	75,028
Long-term debt, net	577,969	580,566
Capital lease obligations	19,466	19,466
Deferred revenue	26,870	22,260
Liabilities under tax receivable agreement	112,011	52,535
Other long-term liabilities	14,578	1,823
TOTAL LIABILITIES	834,962	751,678
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 78,085 and 55,218 shares issued and outstanding, respectively	78	55
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 124,870 and 148,481 shares issued and outstanding, respectively	125	149
Class C common stock, $0.001 par value per share, 75,000 shares authorized, 42,945 shares issued and outstanding	43	43
Additional paid in capital	198,231	140,191
Retained earnings	454	2,693
Accumulated other comprehensive income	79	79
Total Switch, Inc. stockholders' equity	199,010	143,210
Noncontrolling interest	490,905	565,142
TOTAL STOCKHOLDERS' EQUITY	689,915	708,352
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,524,877	$1,460,030

Switch, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$111,587	$102,161	$218,619	$199,878
Cost of revenue	57,889	55,194	115,189	110,050
Gross profit	53,698	46,967	103,430	89,828
Selling, general and administrative expense	33,047	31,139	67,298	64,590
Income from operations	20,651	15,828	36,132	25,238
Other income (expense):
Interest expense, including $409, $409, $818, and $818, respectively, in amortization of debt issuance costs	(7,338)	(6,144)	(14,469)	(12,417)
Equity in net losses of investments	—	—	—	(331)
Loss on interest rate swaps	(8,781)	—	(13,766)	—
Other	516	822	1,019	1,851
Total other expense	(15,603)	(5,322)	(27,216)	(10,897)
Income before income taxes	5,048	10,506	8,916	14,341
Income tax expense	(442)	(967)	(639)	(852)
Net income	4,606	9,539	8,277	13,489
Less: net income attributable to noncontrolling interest	3,428	8,718	6,399	11,997
Net income attributable to Switch, Inc.	$1,178	$821	$1,878	$1,492

Net income per share:
Basic	$0.02	$0.02	$0.03	$0.04
Diluted	$0.01	$0.02	$0.03	$0.04

Weighted average shares used in computing net income per share:
Basic	77,714	42,358	66,686	39,197
Diluted	79,021	42,463	247,227	39,296

Other comprehensive income:
Foreign currency translation adjustment, before and after tax	—	—	—	331
Comprehensive income	4,606	9,539	8,277	13,820
Less: comprehensive income attributable to noncontrolling interest	3,428	8,718	6,399	12,280
Comprehensive income attributable to Switch, Inc.	$1,178	$821	$1,878	$1,540

Switch, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$4,606	$9,539	$8,277	$13,489
Interest expense	7,338	6,144	14,469	12,417
Interest income	(257)	(707)	(565)	(1,427)
Income tax expense	442	967	639	852
Depreciation and amortization of property and equipment	29,803	25,718	58,361	50,321
Loss on disposal of property and equipment	64	413	107	627
Loss on interest rate swaps	8,781	—	13,766	—
Equity-based compensation	7,443	8,209	15,588	20,566
Equity in net losses of investments	—	—	—	331
Shareholder-related litigation expense	282	—	1,514	—
Adjusted EBITDA	$58,502	$50,283	$112,156	$97,176

# # #

16